UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 20, 2017
Date of earliest event reported: April 19, 2017

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Waiver and Consent
As disclosed in a Current Report on Form 8-K filed on March 8, 2017, Hooper Holmes, Inc., a New York corporation (the “Company”), Piper Merger Corp., a New York corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Provant Health Solutions, LLC, a Rhode Island limited liability company (“Provant”) and Wellness Holdings, LLC, a Delaware limited liability company entered into an Agreement and Plan of Merger dated March 7, 2017 (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Provant, with Provant becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). On April 19, 2017, the parties to the Merger Agreement executed and delivered a Waiver and Consent (the “Waiver and Consent”), which modifies certain obligations of the parties under the Merger Agreement.
Under the Waiver and Consent, each party to the Merger Agreement consents to the following:
(a)    The Company’s filing of the Form 25 with the SEC to delist the Company’s Common Stock from the NYSE MKT and to deregister the Company’s Common Stock under Section 12(b) of the Exchange Act, it being understood that the Company will continue to be subject to filing reports under Section 12(g) of the Exchange Act following filing of the Form 25;
(b)    The delisting of the Company’s Common Stock from the NYSE MKT;
(c)    The commencement of trading of the Company’s Common Stock on the OTCQX on the first business day following the delisting from the NYSE MKT;
(d)    The withdrawal of the Form S-4 Registration Statement and the Company’s Proxy Statement;
(e)    The closing of the transactions contemplated by the Merger Agreement without seeking or obtaining the approval of the Company’s shareholders; and
(f)    The issuance of the Parent Shares, and Broker Shares, and the Requirement Shares in transactions exempt from securities registration under Rule 506 of Regulation D under the Securities Act, or otherwise.
Under the Waiver and Consent, each party to the Merger Agreement waives the compliance of each other party with, and the performance of each other party’s obligations under, all representations, warranties, covenants, and conditions set forth in the Merger Agreement to the extent they relate to, require, or are conditioned on any of the following:
(a)    Continued listing of the Company’s Common Stock on the NYSE MKT;
(b)    Compliance by the Company with NYSE MKT rules and regulations;
(c)    Listing the merger shares on the NYSE MKT;
(d)    Calling and holding a meeting of the Company’s shareholders to approve the issuance of the merger shares and related matters;
(e)    Seeking and securing a favorable vote of the Company’s shareholders to approve the issuance of the merger shares and related matters;
(f)    The filing and effectiveness of the Form S-4 Registration Statement; or
(g)    The filing and mailing of the Company’s Proxy Statement.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Waiver and Consent, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 20, 2017, the Company provided notice to NYSE MKT LLC (“NYSE MKT”) that the Company intends to voluntarily delist its common stock from the NYSE MKT and intends to transfer to the OTCQX Marketplace (“OTCQX”). The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock on or about May 1, 2017. The Company expects its common stock will be trading on the OTCQX on or about May 2, 2017. A new trading symbol will be allocated on the first day of trading on the OTCQX. The Company will remain subject to public reporting requirements of the SEC following the transfer.
A copy of the press release issued by the Company to announce this change is furnished as Exhibit 99.1 to this report.
Item 9.01.      Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit
2.1	Waiver and Consent dated as of April 19, 2017, by and among Hooper Holmes, Inc., Piper Merger Corp., Provant Health Solutions, LLC and Wellness Holdings, LLC.
99.1	Press Release dated April 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: April 20, 2017	By:	/s/ Steven Balthazor
Steven Balthazor, CFO